EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-39208 and 33-58372 on Form S-8 of our report dated June 14, 1996 appearing in this Annual Report on Form 11-K of The Savings Plan for Union Employees of Arizona Public Service Company and The Savings Plan for Employees of Arizona Public Service Company for the year ended December 31, 1995.




DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Phoenix, Arizona
June 27, 1996